Exhibit 99.1

AG Mortgage Investment Trust, Inc. Reports Second Quarter Earnings

NEW YORK, NY, August 7, 2012 / Business Wire -- AG Mortgage Investment Trust, Inc. (“MITT” or the “Company”) (NYSE: MITT) today reported core earnings of $13.5 million and net income for the quarter ended June 30, 2012 of $44.9 million.

FINANCIAL HIGHLIGHTS

•	Net income of $44.9 million, or $2.85 per share

•	Core Earnings of $13.5 million or $0.86 per share

¡	$0.15 per share increase during the quarter

¡	includes ($0.05) per share of retrospective adjustment resulting from the lower interest rate environment

•	Net realized gains of $7.6 million, or $0.48 per share

•	$0.70 per share dividend

•	Approximately $1.17 per share of undistributed taxable income as of June 30, 2012 (1)

¡	$0.74 per share increase during the quarter

•	$21.78 net book value per share as of June 30, 2012 (1)

¡	$2.15 per share increase during the quarter, net the $0.70 dividend declared

•	20.0% return to investors who participated in the IPO (2)

•	27.6% annualized return on stock

•	14.5% return on equity during the quarter (3)

•	Completed a $45.0 million 8.25% perpetual preferred offering

INVESTMENT HIGHLIGHTS

•	$2.7 billion investment portfolio value as of June 30, 2012 (4) (6)

•	2.55% net interest margin as of June 30, 2012 (5)

•	6.79x leverage as of June 30, 2012 (4) (9)

•	83.6% Agency RMBS investment portfolio (6)

•	16.4% credit investment portfolio, comprising Non-Agency RMBS, ABS and CMBS assets (6)

•	5.5% constant prepayment rate (“CPR”) for the second quarter on the Agency RMBS investment portfolio (7)

SECOND QUARTER 2012 RESULTS

AG Mortgage Investment Trust, Inc. is an actively managed REIT that opportunistically invests in a diversified risk-adjusted portfolio of Agency RMBS, Non-Agency RMBS, ABS and CMBS. For the second quarter 2012, the Company had net income of $44.9 million, or $2.85 per diluted share (8), and Core Earnings of $13.5 million, or $0.86 per diluted share. Core Earnings represents a non-GAAP financial measure and is defined as net income (loss) excluding (i) net realized gain (loss) on investments and terminations on derivative contracts and (ii) net unrealized appreciation (depreciation) on investments and derivative contracts. (See “Non-GAAP Financial Measure” below for further detail on Core Earnings)

“We’re extremely pleased with our second quarter performance as the investment team achieved our objectives of increased book value while delivering an attractive dividend for our shareholders” said David Roberts, Chief Executive Officer. “Furthermore, we are proud that we have increased our core earnings quarter over quarter since inception of the Company. With additional undistributed taxable income of $0.74 per share, we have built up a significant earnings reserve against potential future dividend payments. As we look at the investment opportunity set and the origination capabilities of our manager, Angelo Gordon, we see an investment environment very conducive to grow book value and deploy capital in an accretive fashion. We have already taken the first step towards this goal with our successful issuance of Preferred Stock.”

“With respect to the composition of our portfolio we have been very pleased with the actual prepayments experienced by our overall Agency book” said Jonathan Lieberman, Chief Investment Officer. “Over the quarter we were able to take advantage of the flows in the market to increase our exposure to credit investments to over 16%. We expect to take advantage of our ability to be nimble and respond to market conditions over the coming months to further increase the credit component of our overall portfolio.”

SUBSEQUENT EVENT

On August 3, 2012, the Company completed a preferred offering of 1,800,000 shares of 8.25% Series A Cumulative Redeemable Preferred Stock at a liquidation preference of $25.00 per share. The Company received gross proceeds of approximately $45.0 million. Net proceeds to the Company from the offering were approximately $43.6 million, net of issuance costs of approximately $1.4 million. The Company has granted the underwriters an over-allotment option of 270,000 shares. If exercised in full, additional net proceeds to the Company will be $6.5 million.

“After the end of the quarter we raised $43.6 million of net proceeds via a preferred offering that we believe not only offered an extremely attractive return for the preferred shareholders but was also accretive for our common stockholders,” said Frank Stadelmaier, Chief Financial Officer.

KEY STATISTICS (4)

	Weighted Average at June 30, 2012	Weighted Average for the Quarter Ended June 30, 2012
Investment portfolio	$2,690,440,528	$2,561,561,211
Repurchase agreements	$2,355,239,040	$2,272,295,879
Stockholders’ equity	$344,202,616	$329,475,936

Leverage ratio (9)	6.79x	6.90x
Swap ratio (10)	50%	52%

Yield on investment portfolio (11)	3.54%	3.31%
Cost of funds (12)	0.99%	0.95%
Net interest margin (5)	2.55%	2.36%
Management fees (13)	1.39%	1.45%
Other operating expenses (14)	0.88%	0.92%

Book value, per share (1)	$21.78
Dividend, per share	$0.70

INVESTMENT PORTFOLIO

The following summarizes the Company’s investment portfolio as of June 30, 2012 (4):

					Weighted Average
	Current Face	Premium (Discount)	Amortized Cost	Fair Value	Coupon	Yield
Agency RMBS:
15-Year Fixed Rate	$718,433,236	$22,534,927	$740,968,163	$761,444,679	3.21%	2.43%
20-Year Fixed Rate	267,032,664	9,993,509	277,026,173	283,090,665	3.60%	2.74%
30-Year Fixed Rate	1,010,458,768	47,782,201	1,058,240,969	1,074,609,528	3.73%	3.00%
ARM	39,356,792	1,672,664	41,029,456	41,054,499	2.96%	2.13%
Interest Only	481,251,064	(391,876,102)	89,374,962	89,693,016	6.11%	8.57%
Non-Agency RMBS	419,933,685	(49,421,551)	370,512,134	371,702,981	4.73%	6.32%
ABS	13,500,000	(740)	13,499,260	13,509,441	6.59%	6.59%
CMBS	57,625,261	(2,915,219)	54,710,042	55,335,719	4.18%	6.86%

Total	$3,007,591,470	$(362,230,311)	$2,645,361,159	$2,690,440,528	4.13%	3.54%

As of June 30, 2012, the weighted average yield on the Company’s investment portfolio was 3.54% and its weighted average cost of funds was 0.99%. This resulted in a net interest margin of 2.55% as of June 30, 2012. (5)

The Company had net realized gains of $7.6 million during the quarter ended June 30, 2012. Of this amount, $6.4 million, or $0.41 per share was from sales of Agency RMBS and TBAs, $1.5 million, or $0.10 per share was from sales of credit investments and $(0.3) million, or $(0.03) per share was from the net settlement of interest rate swaps. The Company had year-to-date net realized gains of $10.0 million. Of this amount, $7.8 million, or $0.52 per share was from sales of Agency RMBS and TBAs, $2.4 million, or $0.16 per share was from sales of credit investments and $(0.2) million, or $(0.01) per share was from the net settlement of interest rate swaps.

The CPR for the Agency RMBS portfolio was 5.5% for the second quarter and 5.1% for the month of June 2012. The 2012 year-to-date CPR on the Agency RMBS portfolio was 5.0%. (7)

The weighted average cost basis of the Agency investment portfolio, excluding interest-only securities, was 104.0% as of June 30, 2012. The amortization of premiums (net of any accretion of discounts) on Agency securities for the second quarter was $4.0 million, or $(0.25) per share, of which $0.7 million or $(0.05) per share of retrospective adjustment resulted due to the change in projected cash flows on our bonds. The Company recorded year-to-date premium amortization of $6.7 million, or $(0.45) per share. The unamortized net Agency premium as of June 30, 2012 was $82.0 million.

Premiums and discounts associated with purchases of the Company’s securities are amortized or accreted into interest income over the estimated life of such securities, using the effective yield method. Since the cost basis of the Company’s Agency securities, excluding interest-only securities, exceeds the underlying principal balance by 4.0% as of June 30, 2012, slower actual and projected prepayments can have a meaningful positive impact, while faster actual or projected prepayments can have a meaningful negative impact on the Company’s asset yields.

LEVERAGE AND HEDGING ACTIVITIES

The investment portfolio is financed with repurchase agreements as of June 30, 2012 as summarized below:

Repurchase Agreements Maturing Within:	Balance	Weighted Average Rate	Weighted Average Maturity
30 Days or Less	$1,981,862,947	0.63%	16.1
31-60 Days	192,397,981	0.46%	48.4
61-90 Days	11,846,000	0.92%	69.8
Greater than 90 Days	169,132,112	0.80%	270.4

Total / Weighted Average	$2,355,239,040	0.63%	37.3

Currently, the Company entered into repurchase agreements with 26 counterparties. We continue to rebalance our exposures to counterparties and add new counterparties.

On April 9, 2012, AG MIT, LLC (“AG MIT”), a direct, wholly-owned subsidiary of the Company, entered into a Master Repurchase and Securities Contract (the “Repurchase Agreement”) with Wells Fargo Bank, National Association to finance AG MIT’s acquisition of certain residential, non-Agency Securities. Each transaction under the Repurchase Agreement will have its own specific terms, such as identification of the assets subject to the transaction, sale price, repurchase price and rate. The Repurchase Agreement provides for a 364-day facility with an aggregate maximum borrowing capacity of $75 million and is set to mature on April 8, 2013, and may be extended for an additional 90 days.

We have entered into interest rate swap agreements to hedge our portfolio. The Company’s swaps as of June 30, 2012 are summarized as follows:

Interest Rate Swaps
Maturity	Notional Amount	Weighted Average Pay Rate	Weighted Average Receive Rate*	Weighted Average Years to Maturity
2013	$42,000,000	0.562%	0.241%	1.07
2014	204,500,000	1.000%	0.453%	2.04
2015	334,025,000	1.131%	0.495%	2.88
2016	307,500,000	1.157%	0.433%	3.77
2017	60,000,000	1.184%	0.530%	4.61
2018	120,000,000	1.608%	0.481%	5.89
2019	115,000,000	1.750%	0.469%	6.78
2022	20,000,000	0.468%	1.753%	9.97

Total/Wtd Avg	$1,203,025,000	1.194%	0.482%	3.78

* Approximately 13% of our receive float interest rate swap notionals reset monthly based on one-month LIBOR and 87% of our receive float interest rate swap notionals reset quarterly based on three-month LIBOR.

TAXABLE INCOME

The primary differences between taxable income and GAAP net income include (i) unrealized gains and losses associated with investment and derivative portfolios are marked-to-market in current income for GAAP purposes, but excluded from taxable income until realized or settled, (ii) temporary differences related to amortization of net premiums paid on investments, (iii) the timing and amount of deductions related to stock-based compensation, and (iv) excise taxes. As of June 30, 2012, the Company had undistributed taxable income of approximately $1.17 per share.

DIVIDEND

On June 7, 2012, the Company declared the second quarter dividend of $0.70 per share of common stock to stockholders of record as of June 29, 2012 that was paid on July 27, 2012.

SHAREHOLDER CALL

The Company invites shareholders, prospective shareholders and analysts to attend MITT’s second quarter earnings conference call on August 7, 2012 at 10:00 am Eastern Time. The shareholder call can be accessed by dialing (888) 424-8151 (U.S. domestic) or (847) 585-4422 (international). Please enter code number 8732511#.

A presentation will accompany the conference call and will be available on the Company’s website at www.agmit.com. Select the Q2 2012 Earnings Presentation link to download and print the presentation in advance of the shareholder call.

An audio replay of the shareholder call combined with the presentation will be made available on our website after the call. The replay will be available until midnight on August 21, 2012. If you are interested in hearing the replay, please dial (888) 843-7419 (U.S. domestic) or (630) 652-3042 (international). The conference ID number is 8732511#.

For further information or questions, please contact Lisa Yahr, the Company’s Head of Investor Relations, at (212) 692-2282 or lyahr@angelogordon.com.

ABOUT AG MORTGAGE INVESTMENT TRUST, INC.

AG Mortgage Investment Trust, Inc. is a real estate investment trust that invests in, acquires and manages a diversified portfolio of residential mortgage assets, other real estate-related securities and financial assets. AG Mortgage Investment Trust, Inc. is externally managed and advised by AG REIT Management, LLC, a subsidiary of Angelo, Gordon & Co., L.P., an SEC-registered investment adviser that specializes in alternative investment activities.

Additional information can be found on the Company’s website at www.agmit.com.

ABOUT ANGELO, GORDON & CO.

Angelo, Gordon & Co. was founded in 1988 and has approximately $24 billion under management. Currently, the firm’s investment disciplines encompass five principal areas: (i) distressed debt and leveraged loans, (ii) real estate, (iii) mortgage-backed securities and other structured credit, (iv) private equity and special situations and (v) a number of hedge fund strategies. Angelo, Gordon & Co. employs over 250 employees, including more than 90 investment professionals, and is headquartered in New York, with associated offices in Amsterdam, Chicago, Los Angeles, London, Hong Kong, Seoul, Shanghai, Sydney and Tokyo.

FORWARD LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of our assets, general economic conditions, market conditions, conditions in the market for Agency securities, and legislative and regulatory changes that could adversely affect the business of the Company. Additional information concerning these and other risk factors are contained in the Company’s most recent filings with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website, http://www.sec.gov/. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

AG Mortgage Investment Trust, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

	June 30, 2012	December 31, 2011
Assets
Real Estate securities, at fair value
Agency - $2,138,181,777 and $1,186,149,842 pledged as collateral, respectively	$2,249,892,387	$1,263,214,099
Non-Agency - $122,992,984 and $47,227,005 pledged as collateral, respectively	149,897,715	58,787,051
ABS - $13,509,441 and $4,526,620 pledged as collateral, respectively	13,509,441	4,526,620
CMBS - $11,557,506 and $2,747,080 pledged as collateral, respectively	11,557,506	13,537,851
Linked transactions, net, at fair value	44,074,905	8,787,180
Cash and cash equivalents	17,457,490	35,851,249
Restricted cash	2,303,178	3,037,055
Interest receivable	8,341,685	4,219,640
Receivable on unsettled trades	141,814,687	-
Derivative assets, at fair value	-	1,428,595
Other assets	35,826	711,617
Due from affiliates	-	104,994

Total Assets	$2,638,884,820	$1,394,205,951

Liabilities
Repurchase agreements	$2,133,730,466	$1,150,149,407
Payable on unsettled trades	123,670,601	18,759,200
Interest payable	752,036	613,803
Derivative liabilities, at fair value	23,413,215	9,569,643
Dividend payable	11,042,972	7,011,171
Due to affiliates	1,196,383	770,341
Accrued expenses	822,531	668,552
Due to broker	54,000	379,914

Total Liabilities	2,294,682,204	1,187,922,031

Stockholders’ Equity
Common stock, par value $0.01 per share; 450,000,000 shares of common stock authorized and 15,769,674 and 10,009,958 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	157,697	100,100
Additional paid-in capital	302,304,109	198,228,694
Retained earnings	41,740,810	7,955,126

	344,202,616	206,283,920

Total Liabilities & Equity	$2,638,884,820	$1,394,205,951

AG Mortgage Investment Trust, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended June 30, 2012	Period from March 7, 2011 to June 30, 2011	Six Months Ended June 30, 2012	Period from March 7, 2011 to June 30, 2011
Net Interest Income
Interest income	$17,883,008	$-	$31,879,636	$-
Interest expense	2,450,017	-	4,277,431	-

	15,432,991	-	27,602,205	-

Other Income
Net realized gain	7,552,780	-	9,981,800	-
Gain on linked transactions, net	3,364,972	-	6,804,157	-
Realized loss on periodic interest settlements of interest rate swaps, net	(2,132,414)	-	(3,590,364)	-
Unrealized loss on derivative instruments, net	(10,575,768)	-	(13,421,647)	-
Unrealized gain on real estate securities, net	33,593,211	-	32,837,659	-

	31,802,781	-	32,611,605	-

Expenses
Management fee to affiliate	1,196,383	-	2,245,677	-
Other operating expenses	760,915	15,818	1,574,239	15,818
Equity based compensation to affiliate	104,771	-	192,100	-
Excise tax	255,925	-	333,578	-

	2,317,994	15,818	4,345,594	15,818

Net Income	$44,917,778	$(15,818)	$55,868,216	$(15,818)

Earnings Per Share of Common Stock
Basic	$2.85	NM	$3.73	NM
Diluted	$2.85	NM	$3.73	NM

Weighted Average Number of Shares of Common Stock Outstanding
Basic	15,769,674	NM	$14,974,655	NM
Diluted	15,772,853	NM	$14,976,123	NM

Dividends Declared per Share of Common Stock	$0.70	$-	$1.40	$-

NM = not meaningful

NON-GAAP FINANCIAL MEASURE

This press release contains Core Earnings, a non-GAAP financial measure. AG Mortgage Investment Trust’s management believes that this non-GAAP measure, when considered with GAAP, provides supplemental information useful in evaluating the results of the Company’s operations. This non-GAAP measure should not be considered a substitute, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations from these results should be carefully evaluated.

Core Earnings are defined by the Company as net income excluding both realized and unrealized gains (losses) on the sale or termination of securities, including underlying linked transactions and derivatives. As defined, Core Earnings include the net interest earned on these transactions, including credit derivatives, linked transactions, inverse Agency securities, interest rate derivatives or any other investment activity that may earn net interest. One of the objectives of the Company is to generate net income from net interest margin on the portfolio and management uses Core Earnings to measure this objective.

A reconciliation of GAAP net income to Core Earnings for the three and six months ended June 30, 2012 and the period from March 7, 2011 to June 30, 2011 is set forth below:

	Three Months Ended June 30, 2012	Period from March 7, 2011 to June 30, 2011	Six Months Ended June 30, 2012	Period from March 7, 2011 to June 30, 2011
Net Income	$44,917,778	$(15,818)	55,868,216	$(15,818)
Add (Deduct):
Net realized gain	(7,552,780)	-	(9,981,800)	-
Gain on linked transactions, net	(3,364,972)	-	(6,804,157)	-
Net interest income on linked transactions	2,506,916	-	3,944,171	-
Unrealized loss on derivative instruments, net	10,575,768	-	13,421,647	-
Unrealized gain on real estate securities, net	(33,593,211)	-	(32,837,659)	-

Core Earnings	$13,489,499	$(15,818)	$23,610,418	$(15,818)

Core Earnings, per Dilutive Share	$0.86	NM	$1.58	NM

NM = not meaningful

Footnotes

(1)   Per share figures are calculated using outstanding shares including all shares granted to our Manager and our independent directors under our equity incentive plans as of quarter end.

(2)   Return to investors is calculated by taking the change in investment value divided by original cost. Original cost is equal to the Initial Public Offering price (“IPO price”) and the change in investment value is equal to the change from our IPO price to the closing price on the last business day of the current quarter plus dividends declared.

(3)   Return on equity during the quarter is calculated by dividing net income at quarter end by stockholders’ equity at the beginning of the quarter.

(4)   Generally when we purchase a security and finance it with a repurchase agreement, the security is included in our assets and the repurchase agreement is separately reflected in our liabilities on our balance sheet. For securities with certain characteristics (including those which are not readily obtainable in the market place) that are purchased and then simultaneously sold back to the seller under a repurchase agreement, US GAAP requires these transactions be netted together and recorded as a forward purchase commitment. Throughout this press release where we disclose our investment portfolio and the repurchase agreements that finance it, including our leverage metrics, we have un-linked the transaction and used the gross presentation as used for all other securities. This presentation is consistent with how the Company’s management evaluates the business, and believes provides the most accurate depiction of the Company’s investment portfolio and financial condition.

(5)   Net interest margin is calculated by subtracting the weighted average cost of funds from the weighted average yield for the Company’s investment portfolio, which excludes cash held by the Company. See footnotes (11) and (12) for further detail.

(6)   The total investment portfolio is calculated by summing the fair market value of our Agency RMBS, Non-Agency RMBS, ABS and CMBS assets, including linked transactions. The percentage of Agency RMBS and credit investments are calculated by dividing the respective fair market value of each, including linked transactions, by the total investment portfolio.

(7)   This represents the weighted average monthly CPRs published during the quarter for our in-place portfolio during the same period.

(8)   Diluted per share figures are calculated using weighted average outstanding shares in accordance with GAAP.

(9)   The leverage ratio during the quarter was calculated by dividing our daily weighted average repurchase agreements, including those included in linked transactions, for the period by the weighted average stockholders’ equity for the period. The leverage ratio at quarter end was calculated by dividing total repurchase agreements, including repurchase agreements accounted for as linked transactions, plus the net payable/receivable on unsettled trades on our GAAP balance sheet by our GAAP stockholders’ equity.

(10) The swap ratio during the quarter was calculated by dividing our daily weighted average swap notionals, excluding forward starting swaps and including receive fixed swap notionals as negative values, for the period by our daily weighted average repurchase agreements, including those included in linked transactions. The swap ratio at quarter end was calculated by dividing the notional value of our interest rate swaps by total repurchase agreements, including those included in linked transactions, plus the net payable/receivable on unsettled trades.

(11) The yield on our investment portfolio represents an effective interest rate, which utilizes all estimates of future cash flows and adjusts for actual prepayment and cash flow activity as of quarter end. The yield on our investment portfolio during the quarter was calculated by annualizing interest income for the quarter and dividing by our daily weighted average securities held. This calculation excludes cash held by the Company.

(12) The cost of funds during the quarter was calculated by annualizing the sum of our interest expense and our net pay rate of our interest rate swaps, and dividing by our daily weighted average repurchase agreements for the period. The cost of funds at quarter end was calculated as the sum of the weighted average rate on the repurchase agreements outstanding at quarter end and the weighted average net pay rate on our interest rate swaps. Both elements of the cost of funds at quarter end were weighted by the repurchase agreements outstanding at quarter end.

(13) The management fee percentage during the quarter was calculated by annualizing the management fees incurred during the quarter and dividing by the weighted average stockholders’ equity for the quarter. The management fee percentage at quarter end was calculated by annualizing management fees incurred during the quarter and dividing by quarter-ended stockholders’ equity.

(14) The other operating expenses percentage during the quarter was calculated by annualizing the other operating expenses incurred during the quarter and dividing by our weighted average stockholders’ equity for the quarter. The other operating expenses percentage at quarter end was calculated by annualizing other operating expenses recorded during the quarter and dividing by quarter-ended stockholders’ equity.